As filed with the Securities and Exchange Commission on April 18, 2011
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIR LEASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	7359	27-1840403
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John L. Plueger
President & Chief Operating Officer
Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Grant A. Levy Executive Vice President, General Counsel & Secretary Air Lease Corporation 2000 Avenue of the Stars, Suite 1000N Los Angeles, CA 90067 (310) 553-0555	Robert B. Knauss, Esq. Mark H. Kim, Esq. Munger, Tolles & Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, CA 90071 (213) 683-9100	Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-171734

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Offering Price Per Share	Price	Registration Fee
Class A Common Stock, par value $0.01 per share	6,075,470	$26.50	$160,999,955	$18,693

(1)	Includes shares of Class A Common Stock that the underwriters have the option to purchase from the registrant solely to cover over-allotments, if any.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Air Lease Corporation, a Delaware corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-171734), which the Company filed on January 14, 2011, as amended, and which the SEC declared effective on April 8, 2011.

The Company is filing this Registration Statement for the sole purpose of increasing the number of shares of its Class A Common Stock, par value $0.01 per share, to be registered by 6,075,470 shares. The contents of the Company’s Registration Statement on Form S-1 (File No. 333-171734), including all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be a part of this Registration Statement.

The required opinion of counsel and related consent and accountant’s consent are listed on the exhibit index and filed herewith.

Part II
Information not required in prospectus

Item 16. Exhibits and financial statement schedules

A. Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-171734), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit
No.	Description

5.1	Opinion of Munger, Tolles & Olson LLP
23.1	Consent of KPMG LLP
23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on April 18, 2011.

AIR LEASE CORPORATION

By:	/s/ John L. Plueger
Name:     John L. Plueger

Title:	President & Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven F. Udvar-Házy Steven F. Udvar-Házy	Principal Executive Officer	April 18, 2011

/s/ James C. Clarke James C. Clarke	Principal Financial Officer	April 18, 2011

/s/ Gregory B. Willis Gregory B. Willis	Principal Accounting Officer	April 18, 2011

/s/ Steven F. Udvar-Házy Steven F. Udvar-Házy	Director	April 18, 2011

/s/ John L. Plueger John L. Plueger	Director	April 18, 2011

* John G. Danhakl	Director	April 18, 2011

* Matthew J. Hart	Director	April 18, 2011

* Robert A. Milton	Director	April 18, 2011

* Michel M.R.G. Péretié	Director	April 18, 2011

* Antony P. Ressler	Director	April 18, 2011

Signature		Title	Date

* Wilbur L. Ross, Jr.		Director	April 18, 2011

* Ian M. Saines		Director	April 18, 2011

* Dr. Ronald D. Sugar		Director	April 18, 2011

*By:	/s/ John L. Plueger John L. Plueger Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Munger, Tolles & Olson LLP
23.1	Consent of KPMG LLP
23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)

II-4